Exhibit 99.1
Walgreens Announces Successful Completion of Tender Offer for I-trax, Inc.
— I-trax, Whole Health Management and Take Care Health Systems to Serve as Platform for New Health and Wellness Division
— Momentum Continues for Walgreens Transformation in Consumer Healthcare
DEERFIELD, Ill., April 25, 2008 — Walgreens (NYSE, NASDAQ:WAG) announced today that Putter Acquisition Sub, Inc., its wholly owned subsidiary, has successfully completed its tender offers for all of the outstanding shares of common stock and preferred stock of I-trax, Inc. (AMEX: DMX). Based on preliminary information from the depositary for the offer, as of the expiration of the offer at 12:00 midnight, New York City time, at the end of April 24, 2008, stockholders had tendered and not withdrawn 40,576,068 shares, or approximately 96.3%, of I-trax’s common stock and 214,067.33 shares, or approximately 98.6%, of I-trax’s preferred stock.
In mid-March, Walgreens announced it would acquire I-trax, parent company of CHD Meridian Healthcare, LLC, an industry leading provider of integrated workplace health and productivity management solutions with clients and locations across the country. At that time, Walgreens also announced it had signed an agreement to acquire privately-held Whole Health Management, another leading operator of comprehensive worksite health and wellness centers. These worksite clinic operators, in combination with Walgreens wholly-owned subsidiary and retail healthcare clinic operator Take Care Health Systems, will form the platform for the new Walgreens Health & Wellness division.
Earlier this month, the U.S. Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 applicable to Walgreens’ proposed acquisition of I-trax.
“We are very pleased to have successfully completed the tender offer and to be moving forward to extend our ‘Main and Main’ strategy to include health and wellness services at the worksite,” said Walgreens Chairman and CEO Jeffrey A. Rein. “The positive response we’ve received for our new Health and Wellness division from all corners of the healthcare and retail industries has been gratifying. We’re particularly pleased to be hearing from employers across the country who are excited about the prospects of working with Walgreens in new ways.”
Rein added, “The acquisition of these two market leaders truly transforms Walgreens in the healthcare space and reinforces the company as a trusted consumer brand in the eyes of our customer base. We’re looking forward to working with the entrepreneurs at both I-trax and Whole Health to grow the business and benefit from our respective expertise and strengths. We have already started planning our integration activities and are confident of realizing significant additional value for our shareholders.”
Putter Acquisition Sub, Inc. has accepted for payment all shares of I-trax stock that were validly tendered and not withdrawn during the offering period and will make payment to the depositary for the accepted shares promptly.
Following its payment for the accepted shares, Walgreens intends to effect a merger of Putter Acquisition Sub, Inc. into I-trax. In connection with the merger, all remaining I-trax stockholders who did not tender their shares in the offer (other than those, if any, properly perfecting dissenters’ rights) will receive the same price per share paid in the tender offer. Following the merger, I-trax’s common stock will cease to be traded on the American Stock Exchange.

Walgreens Health & Wellness division will be based in Conshohocken, Penn., and be led by Hal Rosenbluth, co-founder of Take Care Health Systems, newly-named president of this division and corporate vice president of Walgreens. The combination of I-trax and Whole Health Management will operate under the name Take Care Employer Healthcare Solutions.
About Walgreens
Walgreens is the nation’s largest drugstore chain with fiscal 2007 sales of $53.8 billion. The company operates 6,271 stores in 49 states and Puerto Rico. Walgreens is expanding its patient-first health care services beyond traditional pharmacy through Walgreens Health Services, its managed care division, and Take Care Health Systems, a wholly owned subsidiary that manages 154 convenient care clinics at Walgreens drugstores. Walgreens Health Services assists pharmacy patients and prescription drug and medical plans through Walgreens Health Initiatives Inc. (a pharmacy benefit manager), Walgreens Mail Service Inc., Walgreens Home Care Inc. and Walgreens Specialty Pharmacy LLC. More information about Walgreens is available at Walgreens.com.
About Take Care Health SystemsSM
Take Care Health Systems (www.takecarehealth.com), one of the largest managers of convenient care clinics, is a wholly-owned subsidiary of Walgreens. The Company combines best practices in health care and the expertise and personal care of providers to deliver access to high-quality, affordable, convenient health care to all individuals. Take Care Health Clinics are located at select Walgreens drugstores nationwide, where nurse practitioners and physician assistants focus exclusively on the diagnosis and treatment of common family illnesses, vaccinations, physicals and screenings. Take Care Health Systems currently manages 160 Take Care Health Clinics in 15 cities throughout 13 states, with plans to have more than 400 clinics in operation by the end of 2008. The Company maintains a detailed quality assurance program including collaborating physician review to promote quality care, patient safety and state scope of practice compliance. Patient care is provided by Take Care Health Services, an independently owned state professional corporation established in each market.
About I-trax
I-trax (AMEX: DMX) is a leading provider of integrated workplace health and productivity management solutions. Serving more than 160 clients at nearly 300 locations in the United States, I-trax offers on-site health, fitness and wellness centers through its CHD Meridian Healthcare, LLC and ProFitness Health Solutions, LLC subsidiaries that deliver primary care, acute care corporate health, occupational health and pharmacy care management services, as well as fitness and wellness programming and integrated disease management programs. CHD Meridian is focused on making the workplace safe, helping companies achieve employer of choice status, and reducing costs while improving the quality of care received and the productivity of the workforce. Managing employer-sponsored health centers for over 40 years, some of CHD Meridian Healthcare’s clients include: BMW, Coushatta Casino Resort, Deutsche Bank, Eastman Chemical, Fieldale Farms, Horizon Blue Cross Blue Shield of New Jersey, Lowe’s, Toyota and Unum. For more information, visit www.chdmeridian.com.

About Whole Health Management
Whole Health Management is a leading operator of on-site and near-site employer sponsored clinics, health and wellness centers, and pharmacies in the United States. Since 1981, Whole Health has provided comprehensive and integrated occupational health, preventive care, urgent and primary care, physical therapy, fitness programs, health risk and disease management, health coaching and behavioral health counseling to corporate employees and their families. Whole Health clinics deliver significant savings to corporations through lower health care costs, increased productivity, reduced employee sick time, and decreased pharmacy costs. Whole Health currently serves more than 300,000 employees, and in many cases, spouses and dependents, at 69 sites, including many large corporations and Fortune 500 companies. For more information about Whole Health, visit www.wholehealthnet.com.
Cautionary Statements
This news release may contain forward-looking statements that involve risks and uncertainties (as such “forward-looking” statements are defined under the U.S. Private Securities Litigation Reform Act). The following factors, among others, could cause results to differ materially from management expectations as projected in such forward-looking statements: the inability to satisfy conditions to the completion of the transaction; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; social and political conditions such as war, political unrest and terrorism or natural disasters; and general economic conditions and normal business uncertainty and competition and its effect on pricing, spending, third-party relationships and revenues.
These forward-looking statements speak only as of the date of this press release, and no undertaking has been made to update or revise them if there are changes in expectations or if any events, conditions or circumstances on which any such forward-looking statement is based. Investors are referred and encouraged to read the “Cautionary Note Regarding Forward-Looking Statements” in Walgreens most recent Form 10-K, as amended, as well as the “Forward-Looking Statements” section of I-trax’s Form 10-K, each of which is incorporated into this news release by reference.
Additional Information and Where to Find It
This document is for informational purposes only and is not an offer to buy or a solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of I-trax’s common stock and preferred stock is being made solely pursuant to a tender offer statement on Schedule TO, including an offer to purchase and other related materials, that Walgreens filed with the Securities and Exchange Commission (the “SEC”) on March 28, 2008, as amended. In addition, on March 28, 2008, I-trax filed with the SEC a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer, which was mailed to I-trax’s stockholders. The tender offer statement and related materials, as amended, and the solicitation/recommendation statement, as amended, contain important information about the tender offer and the proposed merger, which information should be read carefully by investors and stockholders of I-trax. Free copies of these materials are available at the SEC’s Web site at www.sec.gov, or with respect to Walgreens materials, at www.walgreens.com, and also will be available, without charge, by directing requests to Walgreens, and with respect to I-trax materials, at www.i-trax.com, and will also be available, without charge, by directing requests to I-trax.